UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018 (April 24, 2018)

_________________

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or organization)		Number)

Beihuan Road Junan County
Shandong, China	276600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 539-7317959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement

On April 24, 2018, American Lorain Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which Xiuping Cai, an individual residing in the People’s Republic of China, agreed to invest $1.8 million in the Company (the “Financing”) in exchange for 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, representing a purchase price of $0.18 per Share. The Purchase Agreement contains customary representations and warranties by the Company and customary closing conditions. The Company expects to use the proceeds of the Financing for general corporate purposes.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth in Item 1.01 above is hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2018

AMERICAN LORAIN CORPORATION

By: /s/ Si
Chen
Name: Si Chen
Title: Chairman and Chief Executive Officer